UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

IMPAC MORTGAGE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

EXPLANATORY NOTE: On April 30, 2009 Impac Mortgage Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission a definitive proxy statement for the 2009 Annual Meeting of Stockholders to be held on July 21, 2009. This Amendment No. 1 to Schedule 14A is being filed to (1) correct an error in the table under Principal Accountant Fees and Services, (2) revise the approximate mailing date of the proxy statement and proxy, and (3) update the date on which stockholders need to submit proposals to be included in next year’s proxy related to the 2010 annual meeting of stockholders.  Other than those changes, there are no other changes to the information contained in the proxy statement.  The corrections filed herewith will be included in the proxy statement that will be sent to the Company’s stockholders.

Approximate Mailing Date of Proxy Statement

We are sending this proxy statement and the enclosed proxy to our stockholders commencing on or about June 29, 2009.

Principal Accountant Fees and Services

In November 2008, we engaged Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s new independent registered public accounting firm to audit our financial statements for the year ending December 31, 2008. Ernst & Young LLP served as our independent auditors for our financial statements for the year ended December 31, 2007. The following table sets forth the aggregate fees billed to us by Squar Milner for the year ended December 31, 2008 and by Ernst & Young LLP for the year ended December 31, 2007.

	For the Year Ended
	December 31,
	2008 (1)	2007 (2)
Audit fees	$469,800	$3,496,134
Audit-related fees	64,800	38,600
Tax fees	—	312,691
All other fees	20,000	—
Total	$554,600	$3,847,425

(1)

During the year ended December 31, 2008, audit-related fees include fees for an examination under section 1122 of Regulation AB for loan servicing as well as a separate examination of certain requirements of our master servicing policies and procedures. All other fees include fees for consultation relating to our internal control over financial reporting.

(2)

During the year ended December 31, 2007, audit-related fees include fees for structured finance assistance, audit of 401(k) plan and audit of master servicing policies and procedures. Tax fees included fees for preparation of tax returns and for tax consulting.

Proposals to be Included in Proxy Statement

Stockholders are hereby notified that if they wish a proposal to be included in our proxy statement and form of proxy relating to the 2010 annual meeting of stockholders, they must deliver a written copy of their proposal no later than March 2, 2010. If the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Securities Exchange Act of 1934, in order to be included in our proxy materials.